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                                                                   EXHIBIT 10.26


                       SIXTH AMENDMENT TO CREDIT AGREEMENT


        THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of December 31, 1999 by and among ACME TELEVISION, LLC, a Delaware limited liability company (the "Borrower"); CIBC INC., UNION BANK OF CALIFORNIA, N.A., BANK OF MONTREAL, CHICAGO BRANCH, and BANK OF AMERICA, N.A. (successor to Nationsbank, N.A.) as Lenders under the Credit Agreement referred to below (the "Lenders"); and CANADIAN IMPERIAL BANK OF COMMERCE, as Agent (the "Agent") for the Lenders and such other financial institutions as are or as become Lenders under, and as defined in the Credit Agreement referred to below.

                                    RECITALS

        A. The Borrower, the Lenders and the Agent are parties to a First Amended and Restated Credit Agreement dated as of December 2, 1997, as previously amended by Amendment No. 1 and Amendment No. 2, each dated as of June 30, 1998, the Third Amendment to Credit Agreement dated as of March 31, 1999, the Fourth Amendment to Credit Agreement dated as of April 23, 1999 and the Fifth Amendment to Credit Agreement dated as of September 2, 1999 (as so amended, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement, unless otherwise provided.

        B. The Borrower has requested that the Required Lenders enter into this Amendment to amend certain provisions of the Credit Agreement and to provide their consent to certain transactions described herein. Subject to certain terms and conditions set forth herein, the Required Lenders are willing to agree to such request.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of each of the conditions set forth in SECTION V, the Lenders hereby agree with the Borrower that the Credit Agreement shall be amended as follows:

        A. MINIMUM EBITDA. SECTION 5.01(a) of the Credit Agreement is hereby amended by (1) deleting the paragraph reference "(a)" at the beginning thereof and (2) deleting the last sentence thereof. In addition, SECTION 5.01(b) is hereby deleted.

        B. DEFINITION OF EBITDA. The definition of "EBITDA" in ARTICLE IX of the Credit Agreement is deleted in its entirety and the following substituted therefor:

EBITDA. For any period, Net Income for such period plus, to the extent deducted in the determination of such Net Income and not restored in accordance with the definition of such term, (a) Interest Expense, (b) depreciation, (c) amortization, (d) taxes in respect of income and profits expensed during such period, (e) the recognition of expenses related to the amortization of

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program license and rental fees, (f) LMA fees for each Station under contract to be purchased within 12-months after the date the Acquisition Agreement was entered into with respect to such Station (up to an aggregate of $300,000 for all Stations in any consecutive 12-month period) and (g) other non-cash expenses; in each case, for such period and determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP, minus Programming Payments made during such period, but excluding therefrom any payments made in respect of restructured programming liabilities in connection with the KPLR Acquisition, but not in excess of those listed on SCHEDULE 11.01.
Notwithstanding the foregoing,

        (i) for each period of four (4) consecutive fiscal quarters ending December 31, 1999 and March 31, 2000, EBITDA shall be computed by also restoring to Net Income the lesser of (x) the aggregate net losses attributable to WDPX-TV, WPXG-TV, WPXU-TV and WZPX-TV or (y) $2,000,000; and

        (ii) for any period which includes the fiscal quarter ending September 30, 1999, EBITDA shall be computed by also restoring to Net Income $3,000,000 in expenses incurred to make bonus payments to managers and equityholders in connection with, and from the contributed proceeds of, the initial public offering effected by the Borrower's parent.

        C. NO FURTHER AMENDMENTS. Except as specifically amended or waived hereby, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

II. CONSENT TO SALE/LEASEBACK. The Lenders hereby consent to the sale by ACME Television of New Mexico, LLC ("ACME New Mexico") of its studio facility for KASY-TV and KWBQ-TV located at 8341 Washington, N.E., Albuquerque, New Mexico (the "Studio Site") to Roberts Brothers Properties III, L.L.C. and to the release by the Agent of the existing mortgage thereon in favor of the Agent, on behalf of the Lenders, provided that, concurrently with such sale, and as a condition thereto:

        A. ACME New Mexico shall enter into a written lease of the Studio Site on terms and conditions reasonably satisfactory to the Agent (the "Studio Site Lease") and shall record the Studio Site Lease (or an appropriate Memorandum of Lease with respect thereto) in the records of the appropriate registry of deeds in New Mexico;

        B. ACME New Mexico shall comply in full with the requirements of SECTIONS 2.01(a)(iv) and 6.09(a) of the Credit Agreement with respect to the Studio Site Lease, including the delivery and recording of a leasehold mortgage, landlord consent and other related documents as provided therein and as required by the Agent (collectively, the "Studio Site Documents");

        C. ACME New Mexico shall provide to the Agent, on behalf of the Lenders, an opinion of local New Mexico counsel, addressed to the Agent and the Lenders, with respect to the Studio Site Documents, which shall be reasonably satisfactory in form and substance to the Agent.


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III.    REFERENCES IN SECURITY DOCUMENTS; CONFIRMATION OF SECURITY. All
references to the "Credit Agreement" in all Security Documents, and in any other Loan Documents shall, from and after the date hereof, refer to the Credit Agreement, as amended by this Amendment, and all obligations of the Borrower under the Credit Agreement, as amended, shall be secured by and be entitled to the benefits of said Security Documents and such other Loan Documents. All Security Documents heretofore executed by the Borrower and its Subsidiaries shall remain in full force and effect and such Security Documents, as amended hereby, are hereby ratified and affirmed.

IV. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER. The Borrower hereby represents and warrants to, and covenants and agrees with, the Lenders that:

        A. The execution and delivery of this Amendment have been duly authorized by all requisite corporate action on the part of the Borrower.

        B. The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date. No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower and its Subsidiaries from that disclosed in the financial statements most recently furnished to the Lenders. No Default has occurred and is continuing.

        C. Neither the Borrower nor any Affiliate of the Borrower is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other person or entity in connection with or as a condition to the execution, delivery or performance of this Amendment or the Studio Site Documents contemplated hereby (the "Documents").

        D. This Amendment and the other Documents constitute, or will when executed and delivered constitute, the legal, valid and binding obligations of the Borrower and its Affiliates enforceable against them, jointly and severally, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

        E.     The Borrower will satisfy all of the conditions set forth in
SECTION V.

V. CONDITIONS. The willingness of the Agent and the Lenders to amend the Credit Agreement and grant the foregoing consents, is subject to the following conditions precedent and subsequent (in addition to the conditions set forth or referred to in SECTION II above):

        A. The Borrower shall have executed and delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate persons) the following:


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               1.     This Amendment; and

               2. True and complete copies of any required managers', members', stockholders' and/or directors' consents and/or resolutions, authorizing the execution and delivery of this Amendment and the other Documents contemplated hereby, certified by the Manager or Secretary of the appropriate Company, if needed.

               3. Such other supporting documents, opinions and certificates as the Agent or its counsel may reasonably request, within the time period(s) reasonably designated by the Agent or its counsel.

        B. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to the Agent's counsel.

VI.     MISCELLANEOUS.

        A. As provided in the Credit Agreement, the Borrower agrees to reimburse the Agent upon demand for all reasonable fees and disbursements of counsel to the Agent incurred in connection with the preparation of this Amendment and the other Documents.

        B. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

        C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same Amendment. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.


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        IN WITNESS WHEREOF, the Agent, the Borrower and the Lenders have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.


                                   ACME TELEVISION, LLC

                                   By: /s/ Thomas D. Allen
                                       -----------------------------------------
                                       Thomas D. Allen, Executive Vice President


                                   CANADIAN IMPERIAL BANK OF
                                   COMMERCE, AS AGENT

                                   By: /s/ Harold Birk
                                       -----------------------------------------
                                       Harold Birk, Executive Director
                                       CIBC World Markets, as Agent


                                   CIBC INC.

                                   By: /s/ Harold Birk
                                       -----------------------------------------
                                       Harold Birk, Executive Director
                                       CIBC World Markets, as Agent


                                   BANK OF AMERICA, N.A.

                                   By: /s/ Kevin Handley
                                       -----------------------------------------
                                       Kevin Handley, Vice President


                                   UNION BANK OF CALIFORNIA, N.A.

                                   By: /s/ Jenny Dongo
                                       -----------------------------------------
                                       Jenny Dongo, Vice President


                                   BANK OF MONTREAL, CHICAGO BRANCH

                                   By: /s/ W.T, Calder
                                       -----------------------------------------
                                       W.T. Calder, Managing Director

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                              JOINDER BY GUARANTORS

        The undersigned hereby jointly and severally join in the execution of the foregoing Sixth Amendment to Credit Agreement dated as of December 31, 1999 (the "Amendment") to which this Joinder is attached to confirm their respective consents to all of the transactions contemplated by the Amendment and all agreements and instruments executed and delivered in connection therewith and hereby jointly and severally reaffirm and ratify their respective Guarantees and all agreements securing such Guarantees, all of which shall in all respects remain in full force and effect and shall continue to guarantee any and all indebtedness, obligations and liabilities of the Borrower to the Agent and the Lenders, whether now existing or hereafter arising, on the same terms and conditions as are set forth in their respective Guarantees.

                                     ACME Television of Oregon, LLC
                                     ACME Television Licenses of Oregon, LLC
                                     ACME Television of Tennessee, LLC
                                     ACME Television Licenses of Tennessee, LLC
                                     ACME Television of Utah, LLC
                                     ACME Television Licenses of Utah, LLC
                                     ACME Television of New Mexico, LLC
                                     ACME Television Licenses of New Mexico, LLC
                                     ACME Subsidiary Holdings III, LLC
                                     ACME Television of Missouri, Inc.
                                     ACME Television Licenses of Missouri, LLC
                                     ACME Television of Florida, LLC
                                     ACME Television Licenses of Florida, LLC


                                     By: /s/  Thomas D. Allen
                                         ---------------------------------------
                                         Duly authorized signatory as to all